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SYNOVUS   NEWS RELEASE


For Immediate Release
---------------------

Contact:   Patrick A. Reynolds
           Director of Investor Relations
           (706) 649-4973

             Synovus(R) Reports 6.5% Increase in Net Income for 2003

        Financial Services poised for higher earnings performance in 2004

         Columbus, Ga., January 21, 2004 -- Synovus' 2003 earnings grew 6.5% over 2002 to a record $389 million, or $1.28 per share Synovus CEO James H. Blanchard announced today.

         "We achieved our earnings per share growth target for the year with the key drivers of strong loan growth, good credit quality, a stabilizing margin, a great year in the mortgage operation, and a successful year at TSYS" said Blanchard. "Synovus is poised to achieve higher earnings performance during 2004 as the economy improves."

         Return on assets for 2003 was 1.91% and return on equity was 17.95%, as compared to 2.10% and 19.69%, respectively, for 2002. Shareholders' equity at December 31, 2003, was $2.245 billion, which represented 10.40% of year-end assets. Total assets ended the quarter at $22 billion, an increase of 13.4% from the same period last year. For the fourth quarter, return on assets was 1.94% and return on equity was 18.37% as compared to 2.23% and 20.64%, respectively, for the fourth quarter 2002. Earnings per share for the fourth quarter was $0.34 compared to $0.35 in the same period last year. The fourth quarter of 2002 reflected pretax gains of $15.3 million associated with the sale of four banking locations.

         Net interest income grew 6.3% over last year as loans grew 13.8%. The fourth quarter margin of 4.26%, up from 4.22% in the third quarter, represented the first margin expansion in seven quarters. The 2003 full year net interest margin was 4.26%.

         Asset quality improved significantly during the fourth quarter. The ratio of nonperforming assets to loans and other real estate decreased to 0.58% from 0.73% in the third quarter of 2003 and from 0.64% in the fourth quarter of 2002. Additionally, net charge-offs were 0.36% for the full year compared to 0.33% in 2002, and the allowance for loan losses was 1.37% of loans at year end. The allowance for loan losses provides coverage of 335% of nonperforming loans at year end, and the provision for loan losses covered net charge-offs by 1.28x for the full year.

         Net income for the Synovus Financial Services segment increased 4.3% over last year. Return on assets for 2003 was 1.40% and return on equity was 16.82%. Financial Services' non-interest income, before an impairment loss in a private equity investment recorded in 2002, was up 12% as compared to last year, with increases in service charges on deposits of 14%, mortgage banking income of 42% and credit card fees of 16% over the same period last year. Financial Management Services and insurance revenues increased 8.8% over last year, with trust up 7%, brokerage up 9%, and financial planning/asset management (which consists of Creative Financial Group and GLOBALT, acquired in 2001 and 2002,

          Post Office Box 120 / Columbus, GA 31902
                        www.synovus.com

                          Exhibit 99.1

           Synovus(R)Reports 6.5% Increase in Net Income for 2003/p. 2

respectively) up 24%. Financial Services' non-interest income as a percentage of Financial Services' revenues -- excluding securities gains/losses -- was 29% for 2003. The efficiency ratio for 2003 was 53.34%, compared to 52.07% last year. With TSYS' contribution, Synovus' total non-interest income -- excluding securities gains/losses and reimbursable items at TSYS -- was 59.9% of revenues for the year.

         TSYS reported net income of $141 million for 2003, a 12.1% increase in net income and earnings per share over 2002. Earnings per share for the year increased to $0.71, up from $0.64 last year. One of the most significant events for TSYS in 2003 was the beginning of a relationship with Bank One. Based on TSYS' discussions with executive management, after the recent merger announcement regarding J.P. Morgan Chase & Co. and Bank One, TSYS expects to complete the conversion of Bank One's card portfolio to the TS2 platform in the second half of 2004, according to schedule. The impact of certain events in 2003 will persist in 2004: portfolio sales by multiple clients, continued issuer consolidation and pricing concessions for some large clients of TSYS and Vital Processing Services. In addition, the company will continue to build and improve its infrastructure to support future domestic and international growth. Due to these factors, TSYS expects its 2004 earnings per share to increase by 5-7%. TSYS anticipates returning to 10-15% earnings per share growth in 2005.

         Blanchard concluded, "Synovus has met every challenge in 2003. Our loan portfolio has performed extremely well this year. Overall credit quality is improving and we expect continued improvement in 2004, with net charge-offs of approximately 0.30% for the full year and non-performing assets in the 0.45 - 0.55% range for 2004. Net interest margin has stabilized and our net interest margin model for 2004 is approximately 4.28% for the full year, with no increases in short term rates in 2004. Loan growth strengthened in the fourth quarter after slowing in the first three quarters, and we expect loan growth of 10-12% in 2004. Non-interest income for the Financial Services segment should accelerate more dramatically with the overall improving economy and markets in general. TSYS is actively cultivating potential new clients, diversifying with innovative products and acquisitions, and investing in the opportunities that will position it for sustained, long-term growth. Based on these factors, along with our team members and our strong balance sheet position, we expect earnings per share growth to be within a range of 8 - 10% for 2004."

         Synovus will host an earnings highlights conference call at 4:30 pm ET, on January 21, 2004. The conference call can be accessed at www.synovus.com. Please log on 5-10 minutes ahead of the call time.

         Synovus (NYSE: "SNV") is a diversified financial services holding company with more than $21 billion in assets based in Columbus, Ga. Synovus provides integrated financial services including banking, financial management, insurance, mortgage and leasing services through 40 affiliate banks and other Synovus offices in Georgia, Alabama, South Carolina, Florida and Tennessee; and electronic payment processing through an 81-percent stake in TSYS (NYSE: "TSS"), the world's largest third-party processor of international payments. Synovus is No. 20 on FORTUNE magazine's list of "The 100 Best Companies To Work For" in 2004. See Synovus on the Web at www.synovus.com.

This press release contains statements that constitute "forward-looking statements" within the meaning of the Securities Act of 1933 and the Securities Exchange Act of 1934 as amended by the Private Securities Litigation Reform Act of 1995. These forward-looking statements include, among others, statements regarding TSYS' expected increase in earnings per share for 2004, TSYS' expected completion of the conversion of the Bank One portfolio in the second half of 2004, TSYS' anticipated growth in earnings per share for 2005, Synovus' expected continued improvement in credit quality in 2004, Synovus' expected loan growth in 2004, and Synovus' expected growth in earnings per share for 2004 and the assumptions underlying such statements. Prospective investors are cautioned that any such forward-looking statements are not guarantees of future performance and involve risks and uncertainties, and that actual results may differ materially from those contemplated by


          Post Office Box 120 / Columbus, GA 31902
                        www.synovus.com

          Synovus(R) Reports 6.5% Increase in Net Income for 2003/p. 3

such forward-looking statements. A number of important factors could cause actual results to differ materially from those contemplated by the forward-looking statements in this press release. Many of these factors are beyond Synovus' ability to control or predict. These factors include, but are not limited to, competitive pressures arising from aggressive competition from other lenders; factors that affect the delinquency rate on Synovus' loans and the rate at which Synovus' loans are charged off; changes in the cost and availability of funding due to changes in the deposit market and credit market, or the way in which Synovus is perceived in such markets; inflation, interest rate, market and monetary fluctuations; TSYS' earnings per share growth is lower that anticipated; the strength of the United States economy in general and the strength of the local economies in which Synovus conducts operations may be different than expected; the timely development of competitive new products and services and the acceptance of such by customers; Synovus' inability to control expenses; a deterioration in credit quality or a reduced demand for credit; hostilities increase in the Middle East or elsewhere; and the effects of changes in government policy and regulations, including restrictions and/or limitations arising from banking laws, regulations and examinations. Additional factors that could cause actual results to differ materially from those contemplated in this press release can be found in Synovus' filings with the Securities and Exchange Commission, including its Annual Report on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K. We believe these forward-looking statements are reasonable; however, undue reliance should not be placed on any forward-looking statements, which are based on current expectations.


















          Post Office Box 120 / Columbus, GA 31902
                        www.synovus.com